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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-03209) of our report dated March 11, 1996, except for the second paragraph of Note 4 as to which the date is May 1, 1996 and Note 11 as to which the date is June 20, 1996, on our audit of the financial statements and financial statement schedule of Precision Response Corporation. We also consent to the reference to our firm under the captions "Selected Financial and Operating Data" and "Independent Public Accountants."


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

Miami, Florida

June 25, 1996